UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 1, 2014, Scientific Games Corporation, a Delaware corporation (“Scientific Games”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bally Technologies, Inc., a Nevada corporation (“Bally”), Scientific Games International, Inc., a Delaware corporation and a wholly owned subsidiary of Scientific Games (“Financing Sub”), and Scientific Games Nevada, Inc., a Nevada corporation and a wholly owned subsidiary of Scientific Games (“Merger Sub”).  The board of directors of each of Scientific Games and Bally approved the Merger Agreement.

The Merger Agreement provides for the merger of Merger Sub with and into Bally (the “Merger”), with Bally surviving the Merger as a wholly owned subsidiary of Scientific Games.  In the Merger, each outstanding share of common stock, par value $0.10 per share, of Bally (“Share”), other than restricted Shares and Shares held by Bally, Scientific Games, Merger Sub or their respective subsidiaries, will be cancelled and converted into the right to receive $83.30 in cash, without interest (the “Merger Consideration”).

Prior to the consummation of the Merger, each Bally incentive stock option granted prior to August 1, 2014 will be accelerated and become exercisable.  If not exercised, upon consummation of the Merger, each outstanding incentive stock option, and each other Bally stock option granted prior to August 1, 2014, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Bally stock subject to such option multiplied by the excess of the Merger Consideration over the exercise price, if any.  Upon consummation of the Merger, each outstanding Bally restricted Share granted prior to August 1, 2014 will be cancelled in exchange for the right to receive the Merger Consideration.  Upon consummation of the Merger, each outstanding Bally restricted stock unit award (“RSU”) granted prior to August 1, 2014, whether vested or unvested, will be cancelled in exchange for the right to receive the Merger Consideration multiplied by the number of Bally shares subject to such RSU.  Certain RSUs that are permitted to be granted by Bally following August 1, 2014 will be converted into equivalent RSUs of Scientific Games using a customary exchange ratio of Bally’s stock price to Scientific Games’ stock price on the closing date of the Merger.

The closing of the Merger is subject to customary closing conditions, including but not limited to (1) approval of the Merger by Bally stockholders, (2) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (3) receipt of certain gaming regulatory approvals.  Moreover, the obligations of Scientific Games and Merger Sub, on the one hand, and Bally, on the other hand, to consummate the Merger are subject to certain other conditions, including without limitation (a) the accuracy of the other party’s representations and warranties (subject to materiality qualifiers) and (b) the other party’s performance in all material respects of its obligations and covenants contained in the Merger Agreement.  In addition, the obligations of Scientific Games and Merger Sub to consummate the Merger are subject to the absence of any change, effect, development or circumstance since August 1, 2014 that would constitute, individually or in the aggregate, a Company Material Adverse Effect (as defined in the Merger Agreement). Scientific Games is entitled to a 23 consecutive calendar day financing marketing period.  Closing is not subject to any financing condition or a vote of Scientific Games’ stockholders.

Under the Merger Agreement, Bally may not initiate, solicit or knowingly encourage competing proposals or participate in any discussions or negotiations regarding alternative business combination transactions. Notwithstanding this non-solicitation covenant, prior to obtaining the required shareholder approval for the Merger, Bally may under certain circumstances provide information to and participate in negotiations with third parties with respect to any unsolicited alternative acquisition proposal that the Bally board has determined constitutes, or could reasonably be expected to result in, a “Superior Proposal” (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for both Scientific Games and Bally and further provides that, in connection with termination of the Merger Agreement under specified circumstances, (1) Scientific Games may be required to pay to Bally a termination fee of $105,000,000 if all the conditions to closing have been met and the Merger is not consummated because of a breach by Scientific Games’ lenders of their obligations to finance the transaction, (2) Scientific Games may be required to pay to Bally a termination fee of $105,000,000 if the parties are unable to obtain approval under the HSR Act or to obtain the gaming regulatory approvals that are conditions to closing and (3) Bally may be required to pay to Scientific Games a termination fee of $80,000,000 under specified circumstances, including, but not limited to, a change in the Bally board’s recommendation of the Merger or in connection with Bally’s termination of the Merger Agreement to enter into a written definitive agreement for a Superior Proposal.

The Merger Agreement contains customary representations, warranties and covenants by Scientific Games, Merger Sub, and Bally, including (1) covenants generally requiring Bally to operate its business in the ordinary course prior to the closing, (2) covenants generally requiring the respective parties to use reasonable best efforts to cause the transaction to be consummated, and (3) subject to certain exceptions, covenants requiring Bally to call and hold a special stockholders’ meeting and recommend approval of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated into this report by this reference.

Debt Commitment Letter

In connection with the Merger Agreement, Scientific Games and Financing Sub entered into a commitment letter, dated August 1, 2014 (the “Debt Commitment Letter”), with Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities LLC (“J.P. Morgan”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank AG Cayman Islands Branch (“DBCI”) and Deutsche Bank Securities Inc. (“DBSI” and together with Bank of America, Merrill Lynch,  JPMCB, J.P. Morgan, DBNY and DBCI, the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to provide the financing necessary to fund the consideration to be paid pursuant to the terms of the Merger Agreement and refinance borrowings under Bally’s credit facilities (the “Debt Financing”).

The Debt Financing is anticipated to consist of borrowings by Financing Sub under the following facilities:

•                                          amendments to, or the refinancing of, the existing credit facilities of Scientific Games, consisting of (1) an existing senior secured term loan facility in a total principal amount of $2,294 million and (2) an existing senior secured revolving credit facility in a total principal amount of $300 million;

•                                          a senior secured term loan facility in a total principal amount of $1,735 million;

•                                          a senior secured incremental revolving credit facility in a total principal amount of $350 million; and

•                                          senior secured notes and senior unsecured notes yielding $3,450 million in aggregate gross cash proceeds and/or, to the extent that the issuance of such notes yields less than $3,450 million in aggregate gross cash proceeds or such cash proceeds are otherwise unavailable, a senior secured bridge loan facility and a senior unsecured bridge loan facility up to an aggregate principal amount of $3,450 million (less the cash proceeds received from the notes and available for use (if any)).

The funding of the Debt Financing is contingent on the satisfaction of certain conditions set forth in the Debt Commitment Letter.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letter, a copy of which is filed herewith as Exhibit 10.1 and is incorporated into this report by this reference.

The Merger Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information with respect to Scientific Games, Financing Sub, Merger Sub or Bally.  There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates.  The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms.  Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.  In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Scientific Games’ public disclosures.  Investors should read the Merger Agreement and Debt Commitment Letter together with the other information concerning Scientific Games and Bally that each company publicly files in reports and statements with the U.S. Securities and Exchange Commission (the “SEC”).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 1, 2014, by and among Scientific Games, Financing Sub, Merger Sub and Bally.

10.1	Commitment Letter, August 1, 2014, by and among Scientific Games, Financing Sub and the Commitment Parties.

Forward-Looking Statements

The foregoing description of the Merger Agreement, the Debt Commitment Letter and the transactions contemplated thereby includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “estimate,” “should,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, beliefs, assumptions and estimates and are not guarantees of timing, future results or performance. Similarly, statements herein that describe the proposed transaction, including its financial impact, and other statements of management’s expectations, beliefs, assumptions, estimates and goals regarding the proposed transaction are forward-looking statements. It is uncertain whether any of the events or results anticipated by the forward-looking statements (including consummation of the proposed transaction) will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of Scientific Games’ or Bally’s stock. These forward-looking statements involve certain risks and uncertainties and other factors that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: uncertainties as to the timing of the consummation of the proposed transaction and the ability of the parties to consummate the proposed transaction; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the approval of Bally’s stockholders; the ability to obtain required regulatory and gaming approvals at all or in a timely manner; the ability to obtain the debt financing necessary to consummate the proposed transaction; litigation related to the proposed transaction; disruption of Bally’s or Scientific Games’ current plans and operations as a result of the proposed transaction; the ability of Bally or Scientific Games to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the ability of Scientific Games to successfully integrate Bally’s operations, product lines and technology; the ability of Scientific Games to implement its plans, forecasts and other expectations with respect to Bally’s business after the completion of the transaction and realize additional opportunities for growth and innovation; the ability of Scientific Games to realize the anticipated synergies from the proposed transaction in the anticipated amounts or within the anticipated timeframes or costs expectations or at all; the ability to maintain relationships with Scientific Games’ and Bally’s respective employees, customers, other business partners and governmental authorities; and the other risks, uncertainties and important factors contained and identified (including under the heading “Risk Factors”) in Scientific Games’ and Bally’s filings with the SEC, such as their respective Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in herein are made only as of the date hereof and, except for Scientific Games’ ongoing obligations under U.S. federal securities laws, Scientific Games does not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: August 4, 2014	By:	/s/ Jack B. Sarno
		Name:	Jack B. Sarno
		Title:	Vice President — Worldwide Legal Affairs and Corporate Secretary

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 1, 2014, by and among Scientific Games, Financing Sub, Merger Sub and Bally.

10.1	Commitment Letter, August 1, 2014, by and among Scientific Games, Financing Sub and the Commitment Parties.